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                                                                    Exhibit 99.2


                 [Letterhead of Quest Diagnostics Incorporated]


April 21, 2004


Mr. Kenneth W. Freeman
Chief Executive Officer
Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, New Jersey 07071


Dear Mr. Freeman:

         Reference is made to the Amended and Restated Employment Agreement between you and Quest Diagnostics Incorporated (the "Company") dated as of January 1, 2003 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have the meaning set forth in the Agreement.

         You and the Board have determined that, given the current successful transition of Chief Executive Officer leadership roles in the Company, it is beneficial and in the best interests of the Company to (a) provide for the succession of Surya N. Mohapatra (the "Successor CEO") to you as Chief Executive Officer as of May 4, 2004 (such date the "CEO Relinquishment Date"), and (b) implement certain amendments to the Agreement to effectuate this succession and address your duties and our respective obligations under the Agreement following the CEO Relinquishment Date. This letter serves to memorialize the agreement of the parties respecting these succession matters, as follows:

         1. Effective as of the CEO Relinquishment Date, you will cease to be the Chief Executive Officer and will continue to serve as a Director and Chairman of the Board of the Company. Pursuant to Section 11(e)(v)(B) of the Agreement, your employment with the Company shall terminate on December 14, 2004 (the "Chairman Termination Date") at which time you shall also resign as a Director. This letter shall constitute an irrevocable mutual Notice of Termination pursuant to Section 10(f) of the Agreement effective as of the Chairman Termination Date and the Employment Term shall end on such date.

         2. Beginning on the CEO Relinquishment Date and ending on the Chairman Termination Date, your duties and responsibilities as Chairman of the Board shall be part-time in nature and limited to assisting the Successor CEO on issues of Board effectiveness (including presiding at meetings of the Board of Directors and preparing agendas for such meetings in consultation with the Successor CEO and the Lead Independent Director) and such other matters as the Successor CEO may reasonably




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request from time to time; it being understood that the Successor CEO shall have full power and responsibility for the general management and operations of the Company to the extent provided for in the Successor CEO's employment agreement and as otherwise directed by the Board. Effective as of the CEO Relinquishment Date (but conditioned on your employment termination on the Chairman Termination Date (or such earlier termination of employment due to your death or disability)) and to be ratified and confirmed by the Board of Directors (or any authorized committee thereof no later than April 21, 2004, (a) you shall no longer be subject to the Company's existing restrictions on certain stock option exercises set forth in the procedures adopted May 13, 2003 by the Company and
(b) you shall be permitted on and after April 23, 2004 to implement a Rule
10b5-1 sales plan without giving effect to any blackout periods, subject to compliance with Rule 10b5-1 issued under the Securities Exchange Act of 1934, as amended. Except as otherwise provided for herein, the terms and conditions of the Agreement shall continue to govern our respective rights and obligations (including the payment of your current Base Salary and Annual Bonus) for the period of your employment through the Chairman Termination Date; provided that your Annual Bonus for the period from January 1, 2004 through to the Chairman Termination Date shall be calculated at target (140% of your current Base
Salary) and pro rated through the Chairman Termination Date ("2004 Annual
Bonus") and you shall receive an additional special lump sum cash bonus of $500,000 to be paid to you on the Chairman Termination Date as part of your 2004 compensation ("Special Bonus"). For purposes of determining the Executive's benefit eligible compensation in calculating the Company Non-Qualified benefit pursuant to Section 7(b)(ii)(4) of the Agreement, the amounts earned for 2004 shall consist solely of the Base Salary paid through the Chairman Termination Date, the 2004 Annual Bonus and the Special Bonus.

         3. Effective as of the Chairman Termination Date you shall become entitled to the benefits conferred on you pursuant to Section 11(e)(v)(B) of the Agreement (including, without limitation, accelerated vesting of the 2001 Performance Accelerated Stock Option Grant and the 2002 Non-Qualified Stock Option Grant); provided that: (a) the payment relating to Annual Bonus due to you pursuant to Sections 11(e)(v)(B)(x) shall be modified so that you shall receive payment under the Agreement of a pro rata portion of your Annual Bonus (determined at target (140% of current Base Salary) and pro-rated from December 15, 2004 through May 3, 2005); (b) for purposes of determining the exercise term of any option following the Chairman Termination Date, your termination shall be considered to be an elimination of position for which you are eligible for the severance payments and other benefits provided for hereunder and under the Agreement (in lieu of severance payments under any other plan of the Company) and the Company shall provide you with adequate assurances that such exercise period following the Chairman Termination Date will be fifteen (15) months (other than with respect to stock option grants made in 1995 or 2003); and (c) in the event of your death or disability following the Chairman Relinquishment Date, the obligations of the Company shall remain in full force and effect hereunder and under the Agreement and your estate or legal representative shall be entitled to receive any payments or other benefits provided for hereunder and under the Agreement.




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         4. Effective as of the Chairman Termination Date, you agree to remain available to provide consulting services to the Company on a part-time and as needed basis through to and including May 3, 2005 (the "Consulting Termination Date"). Your role as a consultant shall be limited to bringing business development ideas to the Company's Board and senior management and assistance from time to time on governmental affairs and related issues, and appropriate measures will be taken by the Company so that you are not furnished material inside information that would limit or otherwise impact your ability to enter into transactions involving the Company's securities. You shall be permitted to accept other full or part-time employment at any time on or after the Chairman Termination Date, subject to the non-solicitation and non-competition provisions of Section 12 of the Agreement, which provisions shall terminate and expire as of December 14, 2005 (the first anniversary of the Chairman Termination Date).
Section 7(b)(ii)(5) of the Agreement is modified so that payment to you of the Lump Sum Option shall be made upon your attainment of age 55, in the event you elect the Lump Sum Option.

         5. Unless otherwise expressly provided for herein, the terms and conditions of the Agreement shall remain in full force and effect. The Company shall reimburse you for your attorney's fees incurred in connection with the negotiation and execution of this agreement and related matters involving leadership succession. This agreement may not be modified or amended unless evidenced by a writing signed by you and a duly authorized representative of the Company.

         6. This letter may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

         Please indicate your agreement to the foregoing by signing this letter as indicated below.


                         QUEST DIAGNOSTICS
                         INCORPORATED


                         By: /s/ David W. Norgard
                            ---------------------
                            Name: David W. Norgard
                            Title: Vice-President -- Human Resources

Accepted and agreed:

/s/ Kenneth W. Freeman
----------------------
Kenneth W. Freeman